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                                                                   EXHIBIT 10.52

                                 SECOND ADDENDUM
                           TO JOINT VENTURE AGREEMENT

         This Second Addendum ("Addendum") dated as of September 29, 1996 is by and between Read-Rite Corporation, a Delaware corporation ("Read-Rite"), and Sumitomo Metal Industries, Ltd., a Japanese corporation ("SMI"), amends that certain Joint Venture Agreement dated as of June 14, 1991 by and between Read-Rite and SMI (the "Agreement"), and supersedes that certain First Addendum to the Agreement dated as of December 14, 1993 between Read-Rite and SMI ("First Addendum"). Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Agreement.


                                 R E C I T A L S

         WHEREAS, pursuant to the Agreement, Read-Rite and SMI have formed a joint venture in Japan, Read-Rite SMI Kabushiki Kaisha, a Japan corporation (the "Company"); and

         WHEREAS, Read-Rite and SMI wish to further expand the business purposes of the Company beyond those contemplated in the Agreement and the First Addendum to include certain additional technologies which Read-Rite and SMI believe will provide the Company an opportunity to promote and expand its thin film head business in the future, thereby serving the interests of both parties as joint venturers.
                                A G R E E M E N T

         1. Amendment of Business Purposes. Section 1.3 (a) of the Agreement shall be amended in its entirety to read as follows:

         "(a) To design, develop and manufacture (i) inductive read, inductive write thin film heads for use in rigid magnetic disk Winchester disk drives,
(ii) magnetoresistive read, inductive write thin film recording heads for use in Winchester rigid disk drives, (iii) planar recording heads for use in Winchester rigid disk drives, (iv) spin valve recording heads for use in Winchester rigid disk drives, and (v) giant magnetoresistive recording heads for use in Winchester rigid disk drives (hereinafter, collectively, the "Products"), in Japan and to sell such Products in Japan for integration into such disk drives in Japan, and to certain Japanese customers outside of North America for integration by the Japanese customers outside North America, all as provided in this Agreement and the Ancillary Agreements;"

         2. Affirmation. Except as modified by this Addendum, the Agreement shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be signed by duly authorized officers or representatives as of the date first written above.

READ-RITE CORPORATION                      SUMITOMO METAL INDUSTRIES, LTD.

By: ________________________               By: ________________________________

Name: ______________________               Name: ______________________________
Title: _____________________               Title: _____________________________